Exhibit 99.2

Blackbaud, Inc. Announces Acquisition of Kintera

Charleston, S.C. – May 29, 2008 – Blackbaud, Inc. (NASDAQ: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, announced today that it is acquiring Kintera, Inc. (NASDAQ: KNTA), a pioneer and leading provider of a Software as a Service (SaaS) solution to the nonprofit and government sectors. Under the terms of the agreement, Blackbaud will pay an all-cash purchase price of approximately $46.0 million. Blackbaud expects to finance the deal with cash and borrowings from its credit facility.

Kintera’s principal offering is its online Sphere® technology platform, which is used by such leading organizations as American Lung Association, Big Brothers Big Sisters of America, International Fund for Animal Welfare, Lance Armstrong Foundation and Sesame Workshop to manage online fundraising events and in 2007 processed over $400 million in online gifts. The company also offers wealth profiling and screening services as well as an accounting software solution, both similar to offerings of Blackbaud. With approximately 4,000 customers, Kintera is recognized for the proven capabilities of its Sphere® SaaS offering that has allowed non-profits to effectively grow their base of supporters and expand their online fundraising initiatives. The company reported $44.9 million in total revenue for 2007.

Marc Chardon, Blackbaud’s President and CEO, said, “The acquisition of Kintera is very exciting for us and for the nonprofit industry as a whole. Expanding Blackbaud’s online offering in this way further establishes Blackbaud as the leading solutions partner for non-profit organizations. The online solutions of the two companies have historically served different segments of the market and this acquisition gives us the ability to broaden our addressable market with proven and rich on-line product functionality.”

Chardon continued, “Our core capabilities are complementary and we expect to continue to offer a full range of solutions that effectively meet non-profits’ needs for donor acquisition and cultivation that are intergrated with our suite of CRM solutions, including The Raiser’s Edge®. Kintera’s “Friends Asking Friends®” team fundraising and advocacy solutions are well suited for organizations that use these programs to grow their base of supporters. Similarly, Blackbaud’s NetCommunity™ offering is ideally suited for enriching the online experience of current donors enhancing the value of data that already exists in the CRM system.”

Chardon added, “We are also pleased to offer new options to Kintera’s accounting and wealth data customers. P!N™ has been innovative in coupling traditional wealth screening services with online offerings and we are excited about the potential of combining these offerings with Target Analytics’ current product portfolio. Likewise, Fundware® has long met the fund accounting needs of many non-profits and we expect to work closely with Kintera and their partners to enhance the range of solutions available to this important set of customers. Combining these solutions with Blackbaud’s current offerings will allow us to continue to grow these important segments of our business.”

Kintera will continue to be led by its current President and CEO, Richard LaBarbera, a high tech industry veteran with more than 30 years experience working with such leading software providers as Sybase, Siemens/Nixdorf, Storage Technology and IBM. Kintera operations will continue to be directed from their existing offices in San Diego.

LaBarbera said, “Joining with Blackbaud gives us a way to leverage our capabilities with those of the industry leader and thus significantly improve the customer’s experience. Importantly, this move also means that non-profits will be able to choose Kintera solutions confident in the knowledge that they are backed by Blackbaud’s robust corporate infrastructure and that the partner they have selected will be there to serve them for many years into the future. Our focus will now turn exclusively to better meeting the needs of our customers and collaborating with Blackbaud to leverage the investment they are making to better serve the non-profit sector. We are very excited about the potential to offer more compelling solutions that enhance the donor experience and increase non-profits’ abilities to raise more money.”

Tim Williams, Blackbaud’s Senior Vice President and Chief Financial Officer, stated, “In addition to the strategic reasons supporting the acquisition of Kintera, we believe the acquisition is attractive from a financial perspective as well. Subscription revenue was already the fastest growing source of revenue at Blackbaud and it was expected to become larger than license revenue at some point in the second half of 2008. With the acquisition of Kintera, this will become a certainty as we will add another significant source of subscription-based revenue from an on-demand service offering. The evolution of Blackbaud’s business model toward new revenue sources with ratable revenue recognition has been a significant and positive development over the past several years, and it complements the very strong cash flow profile of the Company.”

Blackbaud’s acquisition of Kintera is structured as an all-cash tender offer for all of the shares of Kintera at a price of $1.12 per share. The Company is expected to formally launch the tender sometime next week and close on or around July 2.

Conference Call Details:

Blackbaud will host a conference call today, May 29, 2008, at 5:30 p.m. (Eastern Time) to discuss the acquisition. To access this call, dial 888-599-4858 (domestic) or 913-312-0834 (international). A replay of the conference call will be available through June 5, 2008 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 2074070. A live webcast of the conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 19,000 organizations — including the American Red Cross, Dartmouth College, the WGBH Educational Foundation, Episcopal High School, Lincoln Center, Cancer Research UK, Special Olympics, and Arthritis Foundation — use one or more of Blackbaud products and services for fundraising, constituent relationship management, financial management, direct marketing, school administration, ticketing, business intelligence, website management, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Canada, the United Kingdom, and Australia. For more information, visit www.blackbaud.com.

About Kintera, Inc.

Kintera, Inc. (NASDAQ: KNTA) provides software as a service to help organizations quickly and easily reach more people, raise more money and run more efficiently. The Kintera Sphere® technology platform empowers The Giving Experience™, and features a social constituent relationship management (CRM) system, enabling donor management, e-mail and communications, Web sites, events, advocacy programs, wealth screening and accounting. For more information about Kintera software and services, visit www.kintera.com.

Media Contacts:

Investors:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617.956.6727

Media:

Melanie Milonas

Blackbaud, Inc.

melanie.milonas@blackbaud.com

843.216.6200 x3307

Source: Blackbaud

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following risks related to the expected timing and financial or other benefits of the Kintera acquisition: management of integration of acquired companies and other risks associated with acquisitions; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; general economic risks; risk associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov upon request from Blackbaud’s investor relations department.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Securities Law Disclosure

The tender offer for the outstanding common stock of Kintera, Inc. has not yet commenced. This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Kintera common stock will be made only pursuant to an offer to purchase on Schedule TO and related materials that Blackbaud intends to file with the SEC. Kintera also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. Kintera stockholders and other investors should read these materials carefully when they become available because they will contain important information, including the terms and conditions of the offer. Kintera stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Georgeson Inc., the information agent for the offer, toll-free at (866) 328-5439 (banks and brokers call (212) 440-9800), from Blackbaud (with respect to documents filed by Blackbaud with the SEC) by going to the Investor Relations section of Blackbaud’s website at www.blackbaud.com, or from Kintera (with respect to documents filed by Kintera with the SEC) by going to the Investor Relation’s section of Kintera’s website at www.kintera.com. Stockholders and other investors are urged to read those materials carefully prior to making any decisions with respect to the offer.